UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 5, 2022
Commission File Number 1-13610
CIM COMMERCIAL TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of Principal Executive Offices)	(Registrant's telephone number)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	Nasdaq Global Market
Common Stock, $0.001 Par Value	CMCT-L	Tel Aviv Stock Exchange
Series L Preferred Stock, $0.001 Par Value	CMCTP	Nasdaq Global Market
Series L Preferred Stock, $0.001 Par Value	CMCTP	Tel Aviv Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement
On January 5, 2022, CIM Commercial Trust Corporation (“CMCT”, “CIM Commercial” or the “Company”) and certain of its subsidiaries entered into a Fee Waiver (the “Fee Waiver”) with certain affiliates of CIM Group, LLC with respect to fees that are payable to them. The Fee Waiver is effective retroactively to January 1, 2022.
Set forth below is a comparison of the new fee arrangement versus the existing fee arrangement. The following description is only a summary and is qualified in its entirety by reference to the full text of the Fee Waiver, a copy of which is attached to this Form 8-K as Exhibit 1.1, which is incorporated herein by reference.

	New	Existing
Base Fee	1% of CMCT’s net asset value attributable to its common stock.	Based on the fair value of RE assets
		Less than $500 million $500 million to $1 billion $1 billion to $1.5 billion $1.5 billion to $4 billion $4 billion+	1.00% 0.95% 0.90% 0.85% 0.40%

Incentive Fee
In any quarter, 100% of CIM Commercial’s quarterly core funds from operations (“core FFO”) in excess of a quarterly threshold equal to 1.75% (the “hurdle rate”) (i.e., 7.00% on an annualized basis), but less than 2.1875% (i.e., 8.75% annualized), of CIM Commercial’s average adjusted common stockholders’ equity (i.e., common stockholders’ equity plus accumulated depreciation and amortization) for such quarter and 20% of the amount of the quarterly core FFO, if any, that exceeds 2.1875% (8.75% annualized) of CMCT’s average adjusted common stockholders’ equity for such quarter.

In any quarter, 15% of CIM Commercial’s quarterly core FFO in excess of a quarterly threshold equal to 1.75% (i.e., 7.00% on an annualized basis) of CIM Commercial’s average adjusted common stockholders’ equity (i.e., common stockholders’ equity plus accumulated depreciation and amortization) for such quarter.

Capital Gains
(i) 15% of cumulative aggregate realized capital gains net of aggregate realized capital losses minus (ii) the aggregate capital gains fees paid in prior periods. Realized capital gains and realized capital losses are calculated by subtracting from the sales price of a property (a) any costs and expenses incurred to sell such property and (b) the property’s original acquisition price plus any subsequent, non-reimbursed capital improvements thereon paid for by CIM Commercial.
N/A

Independent Board Member Option	CMCT, at the direction of the independent members of its Board of Directors, will have a rolling, one-time option to revert to the existing management fee methodology if the cumulative fees paid to CIM under the new methodology exceed the cumulative fees that would have been paid to CIM under the existing methodology.	N/A

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
1.1
Fee Waiver, dated January 5, 2022, by and among CIM Commercial Trust Corporation, CIM Service Provider, LLC, CIM Capital, LLC, CIM Capital Securities Management, LLC, CIM Capital Controlled Company Management, LLC, CIM Capital RE Debt Management, LLC, CIM Capital Real Property Management, LLC, CIM Urban Partners, L.P., PMC Funding Corp. and PMC Properties, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIM COMMERCIAL TRUST CORPORATION
Dated: January 6, 2022	By:	/s/ Nathan D. DeBacker Nathan D. DeBacker Chief Financial Officer